STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 12, 2008 (the “Effective Date”) by and between g8wave Holdings, Inc., a Delaware corporation (“Holdings” or the “Seller”), and Bradley M. Mindich, an individual (the “Purchaser”). PMCG Management Company, LLC (“PMCG”) is also a party to this Agreement solely for the purposes of Article VIII hereof.

WHEREAS, the Seller is the sole record and beneficial holder of all of the issued and outstanding shares of common stock (the “Shares”) of g8wave, Inc., a Delaware corporation (the “Corporation”);

WHEREAS, the Purchaser is the sole record and beneficial holder of 9,457,500 shares of common stock of Holdings (the “Holdings Shares”); and

WHEREAS, pursuant to the terms of this Agreement, the Seller desires to sell, and the Purchaser desires to buy, all of the Shares upon the terms and conditions set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES AND ASSUMPTION OF LIABILITIES

SECTION 1.01 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.01), the Seller shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all right, title and interest in and to the Shares, free and clear of any and all liens, claims, security interests, mortgages, restrictions, pledges, options, purchase rights, or obligations of any kind, other than restrictions on transfer under federal and applicable state securities laws (collectively, “Liens”).

SECTION 1.02 Purchase Price. Upon the terms and conditions set forth in this Agreement, in consideration of the sale, conveyance, transfer, assignment and delivery of the Shares pursuant to Section 1.01, at the Closing the Purchaser shall:

(a) pay to the Seller the amount of Thirty Thousand Dollars ($30,000) in immediately available funds (the “Cash Payment”);

(b)  sell, convey, transfer, assign and deliver to the Seller all right, title and interest in and to the Holdings Shares, free and clear of any and all Liens;

(c) assume and agree to discharge the Assumed Liabilities (as defined in Section 1.03 hereof);

(d) assume and agree to pay the Compliance Costs (as defined in Article VIII), to the extent provided in, and at the times required by, Article VIII hereof; and

(e) at the Purchaser’s expense, obtain the Insurance Endorsement (as defined in Section 6.01 hereof).

SECTION 1.03 Assumed Liabilities. At the Closing, the Purchaser shall assume and agree to pay, discharge and perform promptly when due all Liabilities (as defined below) of the Seller to the extent such Liabilities are known as of the Closing Date, including, but not limited to, those Liabilities set forth on Schedule I hereto (but excluding all Liabilities related to the Seller’s outstanding securities, which shall remain the liability of the Seller) (collectively, the “Assumed Liabilities”). As used herein, the term “Liabilities” means any liability or obligation of any kind, character or description, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued or reflected on financial statements prepared in accordance with generally accepted accounting principles. Anything in this Agreement to the contrary notwithstanding, the Seller shall be responsible for all Liabilities and obligations not expressly assumed by the Purchaser under this Agreement, and the Purchaser shall not be liable or responsible in any way for, or take subject to, any Liabilities not so expressly assumed.

SECTION 1.04 Disclaimer of Warranties. The Purchaser expressly acknowledges and agrees that it has performed such due diligence on the Corporation and its subsidiaries as the Purchaser has deemed necessary in order to enter into this Agreement and consummate the transaction contemplated hereby. Except as expressly set forth in Article III hereof, the Seller makes no representation or warranty of any kind or nature with respect to the Shares, the Corporation (including its subsidiaries) or the business thereof, and assets of the Corporation (including its subsidiaries) are transferred with the Shares on an “AS IS, WHERE IS AND WITH ALL FAULTS AND NONCOMPLIANCE WITH LAWS” WITH NO WARRANTY OF HABITABILITY OR FITNESS FOR HABITATION, with respect to real property, land, buildings, improvements and any real property which is the subject of any leases, and WITH NO WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, with respect to the physical condition of personal property and inventory, any and all of which warranties (both express and implied) the Seller hereby expressly disclaims. All of the foregoing real and personal property shall be further subject to normal wear and tear on the land, buildings, improvements and equipment and normal and customary use of the inventory and supplies in the ordinary course of business up to the Closing Date.

ARTICLE II
THE CLOSING

SECTION 2.01 Time and Place of Closing. Upon the terms and conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210, or at such other place, time or date as may be mutually agreed upon in writing by the parties, at 9:00 A.M. Eastern Time on the day (the “Closing Date”) immediately following the date on which all conditions precedent and other matters required to be completed as of the Closing have been completed or waived in writing by the party entitled to the satisfaction or performance thereof.

SECTION 2.02 Deliveries by the Seller. At the Closing, the Seller shall deliver to the Purchaser the following, all of which shall be reasonably acceptable to the Purchaser in both form and substance:

(a) Stock certificates representing all of the Shares, which shall be accompanied by duly endorsed blank stock powers, and all documents, instruments, and certificates necessary to transfer and assign all right, title, and interest in and to the Shares to the Purchaser.

(b) The corporate seal, corporate record books, stock books and stock ledgers of the Corporation.

(c) The resignations of William Duke and Habib Khoury as trustees of the Corporation’s 401(k) plan.

(d) The Assignment and Assumption Agreement in the form attached hereto as Exhibit A (the “Assignment and Assumption Agreement”), duly executed by the Seller.

(e) A certificate, duly executed by the Seller, certifying that the Seller’s representations and warranties set forth in this Agreement are true and correct as of the Closing Date, and all covenants required to be performed by the Seller under this Agreement prior to the Closing Date have, in all material respects, been performed.

(f) All other documents, instruments and writings required to be delivered by the Seller at or prior to the Closing pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby.

SECTION 2.03 Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller the following, all of which shall be reasonably acceptable to the Seller in both form and substance:

(a) Stock certificates representing all of the Holdings Shares, which shall be duly endorsed for transfer to the Seller, and all documents, instruments, and certificates necessary to transfer and assign all right, title, and interest in and to the Holdings Shares to the Seller.

(b) The Cash Payment payable pursuant to Section 1.02(a), by wire transfer or by other immediately available funds to an account designated by the Seller.

(c) The Assignment and Assumption Agreement, duly executed by the Purchaser.

(d) A certificate, duly executed by the Purchaser, certifying that the Purchaser’s representations and warranties set forth in this Agreement are true and correct as of the Closing Date, and that all covenants required to be performed by the Purchaser under this Agreement prior to the Closing Date have, in all material respects, been performed.

(e) All other documents, instruments and writings required to be delivered by the Purchaser at or prior to the Closing pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby.

SECTION 2.04 Cancellation of Holding Shares. Effective immediately following the Closing, the Seller shall be deemed to have cancelled and retired the Holding Shares without any further action required by the Seller, the Purchaser, or any other party.

SECTION 2.05 Termination of Mindich Employment Agreement. Effective concurrently with the Closing, that certain Employment Agreement, dated April 21, 2006, between the Corporation and Bradley Mindich (which agreement subsequently was assumed by the Seller), as amended by that certain Amendment to Employment Agreement, dated January 25, 2008, between the Seller and Mr. Mindich, shall terminate and no longer have any force or effect, and neither party shall have any further Liability to the other thereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser that the following representations and warranties are true and correct as of the Effective Date:

SECTION 3.01 Corporate Power and Authority. The Seller has all necessary corporate power and authority to execute and deliver this Agreement and any agreement or instrument entered into by the Seller in connection herewith (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Required Stockholder Approval (as defined in Section 5.01 below), the execution and delivery of the Transaction Documents by the Seller and the consummation by the Seller of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller, and no other corporate proceedings on the part of the Seller are necessary to authorize the Transaction Documents or to consummate the transactions contemplated thereby. The Transaction Documents to which the Seller is a party have been duly and validly executed and delivered by the Seller and, assuming the Transaction Documents have been duly and validly executed and delivered by the counterparties thereto, constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as enforceability thereof may be limited by (a) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (b) equitable principles being applied at the discretion of a court before which any proceeding may be brought.

SECTION 3.02 No Conflict. The execution and delivery of the Transaction Documents by the Seller does not, and the performance of the Transaction Documents by the Seller will not, (a) conflict with or violate the charter or bylaws of the Seller, or (b) conflict with or violate, in any material respect, any law, rule, regulation, order, judgment or decree applicable to the Seller and will not conflict with or result in any default under any material contract, obligation or commitment of the Seller.

SECTION 3.03 Required Filings and Consents. The execution and delivery of the Transaction Documents by the Seller does not, and the performance of the Transaction Documents by the Seller will not, require any consent, approval, authorization or permit of, or pre-Closing filing with or notification to, any national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, domestic or foreign, subject to applicable requirements, if any, of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and state securities laws (“Blue Sky Laws”).

SECTION 3.04 Capitalization. On the date hereof, the authorized capital stock of the Corporation consists of 3,000 shares of common stock, par value $0.001 per share, of which one (1) share is issued and outstanding. All of the issued and outstanding shares of capital stock of the Corporation are validly issued, fully paid and nonassessable and are owned by Holdings.

SECTION 3.05 Title to the Shares. The Seller is the sole beneficial and record owner of, and has all right, title, and interest in and to, the Shares, and has good, valid, and marketable title to the Shares, free and clear of all Liens, and upon delivery of the Shares pursuant hereto, the Purchaser will acquire all right, title, and interest in, and good and valid title to, the Shares, free and clear of all Liens.

SECTION 3.06 Actions by Officers and Directors. Other than in the ordinary course of the business of the Corporation, no officer, director, employee or agent of Holdings who is also an officer, director, employee or agent of the Corporation, other than the Purchaser, has made any material binding commitment, or incurred any material liability, on behalf of the Corporation without the approval of the board of directors of the Corporation.

SECTION 3.07 Liabilities. To the knowledge of the Seller, the Liabilities set forth on Schedule I hereto are the only Liabilities of the Seller.

SECTION 3.08 Brokers. Neither Holdings nor the Corporation has incurred or become liable for any broker’s commission or finder’s fee related to or in connection with the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller that the following representations and warranties are true and correct as of the Effective Date:

SECTION 4.01 Authorization. The Purchaser has the legal capacity and authority to execute and deliver this Agreement and each Transaction Document to which the Purchaser is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Transaction Documents to which the Purchaser is a party are valid and binding obligations of the Purchaser enforceable in accordance with their respective terms except as enforceability thereof may be limited by (a) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (b) equitable principles being applied at the discretion of a court before which any proceeding may be brought.

SECTION 4.02 No Conflict. The execution and delivery of the Transaction Documents by the Purchaser does not, and the performance of the Transaction Documents by the Purchaser will not, conflict with or violate, in any material respect, any law, rule, regulation, order, judgment or decree applicable to the Purchaser and, subject to obtaining the requisite waivers (the “Lock-Up Waivers”) of the transfer restrictions set forth in that certain Lock-Up Letter Agreement executed by the Purchaser (and other officers and directors of Holdings) in favor of the purchasers of shares of Holdings sold in the PIPE (as defined therein), will not conflict with or result in any default under any material contract, obligation or commitment of the Purchaser.

SECTION 4.03 Required Filings and Consents. The execution and delivery of the Transaction Documents by the Purchaser does not, and the performance of the Transaction Documents by the Purchaser will not, require any consent, approval, authorization or permit of, or pre-Closing filing with or notification to, any national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, domestic or foreign, except for applicable requirements, if any, of the Securities Act, the Exchange Act and Blue Sky Laws.

SECTION 4.04 Title to the Holdings Shares. The Purchaser is the sole beneficial and record owner of, and has all right, title, and interest in and to, the Holding Shares, and has good, valid, and marketable title to the Holdings Shares, free and clear of all Liens, and upon delivery of the Holdings Shares pursuant hereto, the Seller will acquire all right, title, and interest in, and good and valid title to, the Holdings Shares, free and clear of all Liens. No party has any preemptive rights or rights of first refusal in or to the Holdings Shares.

SECTION 4.05 Brokers. The Purchaser has not incurred or become liable for any broker’s commission or finder’s fee related to or in connection with the transactions contemplated by this Agreement.

SECTION 4.06 Purchase Entirely for Own Account. The Purchaser is purchasing the Shares solely for the Purchaser’s own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof (within the meaning of Section 2(11) of the Securities Act). The Purchaser either (a) has a pre-existing business or personal relationship with the Corporation or any of its officers, directors or controlling persons, or (b) by reason of the Purchaser’s business or financial experience or the business or financial experience of the Purchaser’s professional advisors who are unaffiliated with and who are not directly or indirectly compensated by the Seller, the Corporation or any affiliate or selling agent of the Seller or the Corporation, could reasonably be assumed to have the capacity to evaluate the merits and risks of an investment in the Shares and to protect the Purchaser’s own interests in connection with this transaction. The Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

SECTION 4.07 Shares Not Registered. The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, and that the Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Corporation, that such registration is not required. The Purchaser further acknowledges and understands that the Corporation is not under any obligation to register the Shares.

ARTICLE V
PRE-CLOSING COVENANTS OF THE SELLER

SECTION 5.01 Required Stockholder Approval. The Seller will, in accordance with applicable law, as soon as practicable, and in any event within twenty (20) days, following the execution of this Agreement, use commercially reasonable efforts to obtain the written consent of (i) holders of a majority of the Seller’s outstanding capital stock (the “Stockholders’ Consent”), and (ii) holders of a majority of the Seller’s outstanding capital stock, excluding the Holding Shares (the “Disinterested Stockholders’ Consent” and, together with the Stockholders’ Consent, the “Required Stockholder Approval”), which consents shall approve the transactions contemplated by this Agreement and the other Transaction Documents. The Purchaser hereby agrees to execute the Stockholders’ Consent.

SECTION 5.02 Required Approvals. As promptly as practicable after the date of this Agreement, the Seller will make all such filings as may be required by any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty, if any, including without limitation any filings required under the Exchange Act, to be made by the Seller in order to consummate the transactions contemplated by this Agreement.

SECTION 5.03 Reserved.

SECTION 5.04 Assumed Liabilities. The Seller shall use commercially reasonable efforts to negotiate and/or settle the Assumed Liabilities prior to the Closing (subject to the Purchaser’s reasonable approval).

SECTION 5.05 Suspension of Registration Statement. The Seller shall notify the holders of shares that are currently registered under effective registration statements that the Seller is exercising its suspension rights with respect to such registration statements.

SECTION 5.06 Notice for Warrant. The Seller shall, as soon as practicable, notify its warrant holders of the pending closing of the transactions contemplated hereby.

SECTION 5.07 Negative Covenants. Subject to the right of the Seller to terminate the Agreement in accordance with the provisions of Section 12.01(b) hereof, during the period from the Effective Date and continuing until the Closing Date, the Seller shall not take, or direct any officer, director, employee or agent of the Seller or the Corporation to take, any action (a) that causes the business of the Seller or the Corporation to be conducted other than in the ordinary course of business consistent with past practice, (b) that results in the issuance of any shares of capital stock of any class, or any options, warrants or other convertible or exchangeable securities or other rights of any kind to acquire shares of capital stock of any class, or any other ownership interest in, the Corporation, or (c) that causes the Seller or the Corporation to become subject to any material binding commitment, or to incur any material liability, without the approval of the board of directors of the Corporation.

ARTICLE VI
PRE-CLOSING COVENANT OF THE PURCHASER

SECTION 6.01 Insurance Endorsement. Prior to the Closing, the Purchaser shall obtain, or arrange at the Purchaser’s expense for the Seller to obtain, an extended reporting period endorsement, effective as of the Closing Date, under the Seller’s existing officers’ and directors’ liability insurance coverage for the directors and officers of the Seller with respect to possible claims arising from the business of the Seller conducted prior to and through the Closing Date, but not with respect to any undertakings of the Seller after the Closing, (the “Insurance Endorsement”), in a form reasonably acceptable to the Seller, which endorsement shall provide such directors and officers with coverage in an amount recommended by the Seller’s insurance agent and reasonably acceptable to the Purchaser, for three (3) years following the Closing; provided, however, that, if the cost of such coverage exceeds One Hundred Fifty Thousand Dollars ($150,000) (the “Maximum D&O Tail Premium”), the Purchaser shall obtain (or arrange at its expense for the Seller to obtain) such an endorsement with the greatest coverage and for the longest period available for the foregoing claims at a cost not exceeding the Maximum D&O Tail Premium.

SECTION 6.02 Lock-Up Waivers. The Purchaser shall, as soon as practicable and in any event within twenty (20) days following the execution of this Agreement, use commercially reasonable efforts to obtain the Lock-Up Waivers.

SECTION 6.03 Lock-Up. During the period from the date of this Agreement and continuing until the Closing Date, the Purchaser shall not, directly or indirectly, (a) offer for sale, sell, pledge (or create any Lien), or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person of, or the creation of any Lien on) any of the Holding Shares or (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Holding Shares.

SECTION 6.04 Corporation and Subsidiary Consents. The Purchaser shall obtain all third-party consents and approvals with respect to agreements and Liabilities of the Corporation and its subsidiaries that are necessary or required in order for the parties to consummate the transactions contemplated by this Agreement, and the Seller shall have no liability of any kind or nature therefor.

ARTICLE VII
POST-CLOSING COVENANTS OF THE SELLER

Promptly after the Closing, the Seller shall change its corporate name, and shall not thereafter use, and shall not permit its affiliates to use, the name g8wave or any names reasonably similar thereto in connection with its business.

ARTICLE VIII
POST-CLOSING COVENANT OF THE PURCHASER

From time to time during the twelve (12) months immediately following the Closing (the “Compliance Period”), the Purchaser and PMCG, jointly and severally, shall pay to the Seller, no later than five (5) business days after the submission of invoices therefor, the amount which is reasonably necessary for the Seller to continue its existence and remain in compliance during the Compliance Period with applicable laws and the rules and regulations of the SEC and state securities regulators (the “Compliance Costs”); provided, however, that the amount payable under this Article VIII shall in no event exceed One Hundred Twenty-Five Thousand Dollars ($125,000). The Cash Payment payable by the Purchaser to the Seller pursuant to Section 1.02 hereof shall be credited toward such payment obligation and shall be applied by the Seller to the first Thirty Thousand Dollars ($30,000) incurred by the Seller for the expenses contemplated by this Article VIII. Notwithstanding the foregoing, the Purchaser shall have no further obligations to the Seller under this Article when Holdings ceases to be a shell company (as defined in the rules under the Exchange Act); it being understood that the term Compliance Costs shall not include any costs or expenses related to any transaction(s) or proposed transaction(s) pursuant to which Holdings ceases (or, if consummated would cease) to be a shell company, including but not limited to the costs and expenses of documenting such transaction(s) or proposed transaction(s) and completion of any filings, excluding required periodic filings (e.g., Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB, etc.), required to be made in connection with the same.

ARTICLE IX
CONDITIONS TO CLOSING

SECTION 9.01 Conditions to Obligations of each Party. The respective obligations of the Seller and the Purchaser to close the transactions contemplated by this Agreement and the other Transaction Documents shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date:

(a) Required Stockholder Approval. The Seller shall have obtained the Required Stockholder Approval.

(b) Unfavorable Action or Proceeding. On the Closing Date, no orders, decrees, judgments or injunctions of any court or governmental body shall be in effect, and no claims, actions, suits, proceedings, arbitrations or investigations shall be pending or threatened, which (i) challenge or seek to challenge, or which could prevent or cause the rescission of, the consummation of the transactions contemplated by the Transaction Documents, or (ii) would reasonably be expected to have a material adverse effect on the right of the Purchaser to own and acquire all right, title, and interest in the Shares, or the Seller to own and acquire all right, title, and interest in the Holding Shares, in each case, free of any Liens.

SECTION 9.02 Conditions to Obligations of the Seller. The Seller's obligation to sell the Shares and to close the transactions contemplated by this Agreement and the other Transaction Documents shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date unless specifically waived in writing by the Seller in whole or in part at or prior to the Closing:

(a) Signing and Delivery of Instruments. The Purchaser shall have executed and delivered all agreements, documents, instruments and certificates required to be executed and/or delivered by it pursuant to the provisions of this Agreement.

(b) Performance of Covenants. The Purchaser shall have in all material respects performed or complied with each and all of the obligations, covenants, agreements and conditions required to be performed or complied with by the Purchaser on or prior to the Closing Date.

(c) Governmental Authorizations. The Purchaser shall have obtained all material consents, approvals, and/or authorizations from governmental agencies or governmental bodies that are necessary or required for the performance of this Agreement and the other Transaction Documents by the Purchaser.

(d) Consents. The Purchaser shall have received requisite consents and approvals from all third parties whose consent or approval is required in order for the Purchaser to consummate the transactions contemplated by this Agreement and the other Transaction Documents, in form and substance reasonably satisfactory to the Seller, including, but not limited to, the Lock-Up Waivers (a copy of which shall be delivered to the Seller).

(e) Warranties True and Correct. The representations and warranties made by the Purchaser and set forth in this Agreement and in the exhibits and schedules attached hereto shall be true and correct in all material respects (except to the extent limited or qualified by materiality, in which event such applicable representation and warranty shall be true and accurate in all respects in accordance with the terms of the applicable representation and warranty) as of the Closing Date.

(f) Notice Period. At least ten (10) days shall have elapsed following the later to occur of (i) the date on which the Seller first publicly disclosed the transactions contemplated by this Agreement in a filing with the Securities and Exchange Commission and (ii) the date on which the Seller notified its warrant holders of the pending closing of the transactions contemplated hereby.

(g) Insurance Endorsement. The Purchaser shall have delivered a copy of the Insurance Endorsement to the Seller.

(h) Mindich Resignation. Bradley Mindich shall have delivered to the Seller his written resignation as an officer, director, and employee of the Seller, which resignation shall be effective concurrently with the Closing.

(i) Challinor Resignation. Mark Challinor shall have delivered to the Seller his written resignation as an employee and officer of the Seller, which resignation shall be effective concurrently with the Closing.

(j) OTCBB Status. The Seller shall have filed with the Securities and Exchange Commission its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and its Quarterly Report on 10-QSB for the fiscal quarter ended March 31, 2008, and shall otherwise be current in all regulatory filings and in compliance with the requirements of the Over-the Counter Bulletin Board for its securities to be quoted on the Over-the Counter Bulletin Board.

SECTION 9.03 Conditions to Obligations of the Purchaser. The Purchaser’s obligation to purchase the Shares and to close the transactions as contemplated by this Agreement and the other Transaction Documents shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date unless specifically waived in writing by the Purchaser in whole or in part at or prior to the Closing:

(a) Signing and Delivery of Instruments. The Seller shall have executed and/or delivered all agreements, documents, instruments and certificates required to be executed and/or delivered pursuant to all of the provisions of this Agreement.

(b) Performance of Covenants. The Seller shall have in all material respects performed or complied with each and all of the obligations, covenants, agreements and conditions required to be performed or complied with by the Seller on or prior to the Closing Date.

(c) Governmental Authorizations. The Seller shall have obtained all material consents, approvals, and/or authorizations from governmental agencies or governmental bodies that are necessary or required for completion of the transactions contemplated by this Agreement.

(d) Consents. The Seller shall have received requisite consents and approvals from all third parties whose consent or approval is required in order for the Seller to consummate the transactions contemplated by this Agreement and the other Transaction Documents, in form and substance reasonably satisfactory to the Purchaser.

(e) Warranties True and Correct. The representations and warranties made by the Seller and set forth in this Agreement and in the exhibits and schedules attached hereto shall be true and correct in all material respects (except to the extent limited or qualified by materiality, in which event such applicable representation and warranty shall be true and accurate in all respects in accordance with the terms of the applicable representation and warranty) as of the Closing Date.

(f) Schedule I. Any material Liabilities added to Schedule I between the date of this Agreement and the Closing Date shall be acceptable to the Purchaser in its sole discretion.

ARTICLE X
INDEMNIFICATION

SECTION 10.01 Generally. The Purchaser shall indemnify, defend and hold harmless the Seller and each of its Affiliates (as such term is defined in Rule 501 promulgated by the U.S. Securities and Exchange Commission), officers, directors, employees, representatives and agents (each, a “Seller Indemnified Party”) from and against any and all losses, claims, damages or liabilities of any kind or nature (“Claims”) to which any Seller Indemnified Party may become subject to the extent such Claims (or actions in respect thereof) arise out of, or are based upon, (a) the Assumed Liabilities or (b) the Liabilities of the Corporation, and further agrees to reimburse such Seller Indemnified Party for any legal or other expenses reasonably incurred by such Seller Indemnified Party in connection with investigating or defending any such Claim as such expenses are incurred.

SECTION 10.02 Procedures. Promptly after receipt by a Seller Indemnified Party under this Articles X of written notice of the commencement of any action relating to any Claim, such Seller Indemnified Party shall, if a claim in respect thereof is to be made against the Purchaser under this Article X, notify the Purchaser in writing of the commencement thereof; provided, however, that the omission to notify the Purchaser shall not relieve the Purchaser from any liability which it may have to any Seller Indemnified Party under this Article X, except to the extent, and only to the extent, that such omission results in material prejudice to the Purchaser. If any such Claim is brought against any Seller Indemnified Party and such Seller Indemnified Party notifies the Purchaser pursuant to this Article X of the commencement thereof, the Purchaser shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to each Seller Indemnified Party. The Purchaser shall have the right to defend, compromise or otherwise dispose of such claim, provided, that the Purchaser shall not, without the written consent of the Seller Indemnified Party, which consent shall not be unreasonably withheld or delayed, effect the settlement or compromise of any pending or threatened Claim in respect of which indemnification may be sought hereunder if the terms thereof include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Seller Indemnified Party or do not contain an unconditional release of the Seller Indemnified Party for any and all liability in connection with such Claim.

ARTICLE XI
FURTHER ASSURANCES

From time to time after the Closing, (a) at the Purchaser’s request and without further consideration, the Seller will execute and deliver such other and further instruments of conveyance, assignment, transfer and consent, and take such other action, as the Purchaser may reasonably request for the more effective conveyance and transfer of the Shares; and (b) at the Sellers’s request and without further consideration, the Purchaser will execute and deliver such other and further instruments of conveyance, assignment, transfer and consent, and take such other action, as the Seller may reasonably request for the more effective conveyance and transfer of the Holdings Shares and the assumption by the Purchaser of the Assumed Liabilities.

ARTICLE XII
TERMINATION

SECTION 12.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

(a) at any time by the mutual consent of the Seller and the Purchaser in a written instrument; and

(b) by the Seller if, at any time after the date of this Agreement and prior to obtaining the Disinterested Stockholder Approval, the Seller’s board of directors obtains and elects to pursue a bona fide acquisition proposal or financing proposal (an “Acquisition Proposal”) from a third party that the Seller determines in good faith is superior to the transactions provided for herein. For the avoidance of doubt, an Acquisition Proposal shall not be deemed to be superior if, among other things, it does not provide sufficient funds to permit the Seller to pay the Break-Up Fee (as defined in Section 12.02) or prevents the Seller from granting the Technology License (as defined in Section 12.02 hereof).

SECTION 12.02 Break-Up Fee. In the event the Seller exercises it right to terminate this Agreement pursuant to the provisions of Section 12.01(b) hereof, or if the Closing does not otherwise occur by June 7, 2008 (the “Termination Date”) for any reason other than the Purchaser’s breach of this Agreement or the failure of the conditions set forth in Sections 9.01 or 9.02 to be satisfied, the Seller agrees to pay to the Purchaser, promptly upon the Purchaser’s written request, an amount equal to one hundred twenty percent (120%) of (i) any funds advanced by the Purchaser or an affiliate of the Purchaser to the Corporation from the date hereof to the date of termination or the Termination Date, as the case may be, for the operation of the Corporation’s business, less any and all amounts required to be paid by the Corporation pursuant to that certain Revolving Credit and Security Agreement, dated April 22, 2008, between the Corporation and PMCG, and (ii) any out-of-pocket expenses incurred by the Purchaser in connection with the transactions contemplated by this Agreement (the “Break-Up Fee”). In addition, the Seller shall grant to the Purchaser for a period of twenty (20) months following such date, without the payment of further consideration by the Purchaser, a non-exclusive right and license (or, where applicable, a sublicense) to use or have used for the benefit of the Purchaser in the business of the Purchaser or the business of any affiliate of the Purchaser, the technology and other assets of the Seller necessary in the reasonable judgment of the Purchaser to permit the Purchaser to fulfill the Purchaser’s and its affiliates’ customers’ mobile technology campaigns on a continuing basis (the “Technology License”).

SECTION 12.03 Survival. In the event this Agreement is terminated pursuant to this Article XII, it shall no longer have any force or effect, except that the following provisions shall survive: Sections 12 and 13.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

SECTION 13.01 Successors and Assigns. The provisions of this Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the parties hereto. Neither this Agreement nor any rights hereunder may be assigned or pledged by either party without the prior written consent of the other party, except that the Purchaser may assign this Agreement and his rights hereunder to any limited liability company wholly-owned by him without the consent of the Seller. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefit or remedy of any nature whatsoever under or by reason of this Agreement, as third party beneficiary or otherwise.

SECTION 13.02 Entire Agreement. This Agreement and the other Transaction Documents contain the entire agreement and understanding of the parties hereto, and supersede any prior agreements or understandings between or among them, with respect to the subject matter hereof.

SECTION 13.03 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be delivered by facsimile or electronic signature.

SECTION 13.04 Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts. Any legal actions prosecuted or instituted by any party under this Agreement shall be brought in a court of competent jurisdiction in the Commonwealth of Massachusetts and each party hereby consents to the jurisdiction and venue of such courts for such purposes.

SECTION 13.05 Expenses. Each party hereto shall bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, provided, however, that the Purchaser hereby assumes and agrees to pay the reasonable expenses incurred by the Seller in connection therewith.

SECTION 13.06  Exhibits and Schedules. All exhibits and schedules referred to in this Agreement shall be attached hereto and are incorporated by reference herein. From the Effective Date until the Closing Date, the Seller may update Schedule I as necessary to reflect additional Liabilities that become known to the Seller after the Effective Date and that are to be Assumed Liabilities.

SECTION 13.07  Amendment. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each party against whom such modification or amendment is sought to be enforced.

SECTION 13.08  Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, or by internationally recognized overnight private courier (for overnight delivery). Notices given by hand shall be deemed given when received. Notices delivered by nationally recognized overnight private courier shall be deemed given when received if confirmed by written verification of receipt. Notices delivered by facsimile shall be deemed given upon the sender’s receipt of confirmation of successful transmission. All notices shall be addressed to a recipient’s address as set forth below or to such other address and/or addressees as may be designated by notice given in accordance with this Section 12.08.

If to the Seller:

g8wave Holdings, Inc.
126 Brookline Avenue, Suite 201
Boston, Massachusetts 02115
Attn: Chief Executive Officer
Fax: (617) 450-8786

If to the Purchaser:

Bradley M. Mindich
126 Brookline Avenue
Boston, Massachusetts 02115
Fax: (617) 536-1313

SECTION 13.09  No Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by such party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

SECTION 13.10  Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision, which remaining portion and other provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

SELLER:

G8WAVE HOLDINGS, INC.

By: /s/ Habib Khoury
Name: Habib Khoury
Title: President & CEO

PURCHASER:

/s/ Bradley M. Mindich
Bradley M. Mindich

For purposes of Article VIII only:

PMCG MANAGEMENT COMPANY, LLC

By: /s/ Bradley M. Mindich
Name: Bradley M. Mindich
Title: Manager